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                                                                 EXHIBIT 10.27D

                                                                    Final Draft
_____________, 1997

International Wireless Communications
  Pakistan Limited
P.O. Box 1130
3rd Floor
12 Remy Ollier Street
Port Louis, Mauritius

Saif Telecom (Pvt.) Limited
4th Floor
Kulsum Plaza
42 Blue Area
Islamabad
Pakistan

                  Pakistan Mobile Communications (Pvt.) Limited
                               (the "Company")
                    ----------------------------------------

Ladies and Gentlemen:

          Reference is made to the Restated and Amended Shareholders Agreement, dated as of even date herewith (the "Shareholders Agreement"), among International Wireless Communications Pakistan Limited, a company organized under the laws of Mauritius ("Newco"), Saif Telecom (Pvt.) Limited, a company organized under the laws of Pakistan ("SAIF"), and Motorola International Development Corporation, a company organized under the laws of the State of Delaware, United States of America ("MIDC"). All capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Shareholders Agreement.

          The parties hereto agree that the execution and delivery of this letter agreement by each of them is a condition precedent to the execution and delivery of the Shareholders Agreement.

          Accordingly, in consideration of the mutual promises and undertakings contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1.   FIVE YEAR BUSINESS PLAN.

          Each Shareholder agrees that, at the meeting of the board of directors of the Company (the "Board") to be held on the date of this letter agreement or immediately thereafter,


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                                                                     2

it shall cause its representatives on the Board to vote in favor of the approval and adoption of the Five Year Business Plan which is attached hereto as Annex A.

          2.   DEBT TO EQUITY RATIO.

          The Shareholders agree that they intend to procure non-recourse project financing for the Company as soon as is feasible. Accordingly, the Shareholders anticipate that the debt to equity ratio of the Company will be adjusted to 60:40 or, if the Shareholders think necessary, 50:50 in 1997 and 1998, through a combination of additional capital contributions and loans to be made by the Shareholders ("Shareholder Loans") to the Company as more fully described in Paragraph 3 of this letter agreement. For the purpose of determining the Company's debt-to-equity ratio, all Shareholder Loans shall be treated as equity.

          3.   RECAPITALIZATION OF THE COMPANY.

               (a) On the date hereof, the Shareholders shall make additional capital contributions in the aggregate amount of US$8,100,000 and Shareholder Loans in the aggregate amount of US$5,900,000, each such capital contributions and Shareholder Loans to be made on a pro rata basis in respect of the Shares that are held by them as of the date hereof.

               (b) For the purpose of Paragraph 3(a), SAIF has, concurrently with the execution of the Shareholders Agreement and this letter agreement, remitted or caused to be remitted on its behalf the amount of US$2,000,000 (the "Base Amount") to the bank account of the Company. The portion of the Base Amount in excess of the additional capital contributions required to be made by SAIF under Paragraph 3(a) shall be treated as a Shareholder Loan made by SAIF to the Company (the "SAIF Loan").

               (c) The Shareholders agree that, from the date hereof through December 31, 1999 (the "Carry Period"), SAIF shall not be obligated to provide its pro rata share of any additional capital contributions or Shareholder Loans that the Board calls for in excess of the Base Amount, and with respect to the SAIF pro rata share of any such additional capital contributions or Shareholder Loans, the matter shall be handled in accordance with Paragraphs 3(d), (e), (f),
(g), (h), (i) and (j), as the case may be.

               (d) If, during the Carry Period, the Company requires additional funds, then except where applicable Pakistan law requires, or the Board determines that it is necessary or desirable, that such funding be made in the form of capital contributions, such funding shall be made in the form of Shareholder Loans. All Shareholder Loans (including the SAIF Loan) shall bear interest at 15% per annum compounded annually or, if less, the maximum interest rate permitted by the State Bank of Pakistan, and shall be evidenced by a promissory note in form and substance reasonably acceptable to the Company and the Shareholders.

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                                                                     3


               (e) Subject to Paragraph 3(i), if, during the Carry Period, the Board makes calls for Shareholder Loans and SAIF declines to make its pro rata share of the Shareholder Loans called for by the Board, each of MIDC and Newco shall, in addition to the pro rata Shareholder Loans that are required to be made by them, make an additional Shareholder Loan on a pro rata basis based on their then respective shareholdings in the Company without taking into account the shareholding percentage of SAIF (such ratio, the "MIDC/Newco Ratio") in an aggregate principal amount of the pro rata Shareholder Loan that would otherwise have been made by SAIF. Such Shareholder Loans made by MIDC and Newco shall be non-convertible loans bearing interest at 15% per annum compounded annually or, if less, the maximum interest rate permitted by the State Bank of Pakistan, and shall be evidenced by a promissory note in form and substance reasonably acceptable to the Company, MIDC and Newco.

               (f) If the Board calls for additional capital contributions to be made by the Shareholders after the date hereof and during the Carry Period, a corresponding principal amount of the SAIF Loan shall be automatically converted as of the due date of the capital contributions into SAIF's pro rata share of the capital contributions that have been called for by the Board.

               (g) To the extent that, during the Carry Period, (i) the Company requires additional funds, (ii) applicable Pakistan law requires or the Board determines that it is necessary or desirable for such additional funding to be in the form of additional capital contributions and (iii) the Board makes calls for additional capital contributions after the entire principal amount of the SAIF Loan has theretofore already been converted into capital contributions by SAIF to the Company as contemplated by Paragraph 3(f), at SAIF's request made on or before the due date of the capital call, MIDC and Newco shall lend funds to SAIF in United States dollars based on the MIDC/Newco Ratio in the amount of SAIF's pro rata share of the additional capital contributions that have been called for (the "MIDC/Newco Loans"). If SAIF does not request or incur a MIDC/Newco Loan for the applicable capital call, it shall be diluted accordingly. The MIDC/Newco Loans shall be evidenced by promissory notes to be in form and substance reasonably acceptable to the Shareholders, which shall contain the following principal terms: (i) the proceeds of the MIDC/Newco Loans shall be used solely by SAIF to make its pro rata share of the capital contributions called for by the Board, (ii) the MIDC/Newco Loans shall bear interest at 15% per annum compounded annually or, if less, the maximum interest rate permitted by the State Bank of Pakistan, and all principal of and interest on the MIDC/Newco Loans shall be payable in United States dollars, (iii) the final maturity date of all amounts outstanding under any MIDC/Newco Loan shall be the eighth anniversary of the making of each such MIDC/Newco Loan, (iv) SAIF shall, as of the making of any such MIDC/Newco Loan, instruct the Company in writing to pay directly to MIDC and Newco in accordance with the MIDC/Newco Ratio (A) all of the cash dividends or distributions that SAIF is entitled to receive from the Company in respect of the Shares that are subscribed for by SAIF and paid for with the proceeds of such MIDC/Newco Loan, and (B) half of all cash dividends or distributions that SAIF is entitled to receive from the Company in respect of all of the Shares held by it that are not encumbered or pledged in any way in favor of MIDC or Newco, which


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payments shall be applied in the order set forth in clause (vi), (v) SAIF shall, on the date of receipt of any cash proceeds from any sale, transfer or other disposition of any or all of its Shares pay such amounts to MIDC and Newco in accordance with the MIDC/Newco Ratio, which amounts shall be applied in the order set forth in clause (vi), and (vi) any amounts received by MIDC or Newco pursuant to clauses (iv) and (v) shall be applied first to the payment of interest accrued but unpaid on, and then to the outstanding principal amount of, all of their respective MIDC/Newco Loans, and to the extent that more than one MIDC/Newco Loan has been made by MIDC and Newco, then payment of interest or principal shall be made with respect to the MIDC/Newco Loans in the order that they were made. In addition, SAIF shall pledge to each of MIDC and Newco the applicable number of Shares, determined on the basis of the MIDC/Newco Ratio on which the applicable MIDC/Newco Loans were made, that were subscribed to and acquired by SAIF with the additional capital contributions made by it using the proceeds of the MIDC/Newco Loans, which pledge shall be pursuant to a pledge agreement in form and substance reasonably satisfactory to the Shareholders.

          If either MIDC or Newco fails to make its respective MIDC/Newco Loan to SAIF as provided in this Paragraph 3(g), then MIDC or Newco (as the case may be) shall be a defaulting Shareholder, such default shall be deemed to constitute an Event of Default under Clause 16.3(d) of the Shareholders Agreement and the provisions of Clause 16.5 of the Shareholders Agreement shall apply MUTATIS MUTANDIS with respect to such default, except that as between MIDC or Newco (as the case may be) and SAIF as the non-defaulting Shareholders, SAIF shall have the right to first acquire from MIDC or Newco (as the case may be), as the defaulting Shareholder, without paying any consideration to the defaulting Shareholder, such number of Shares of the defaulting Shareholder so as to preserve its shareholding percentage in the Company as if the requisite MIDC/Newco Loans had been made under this Paragraph 3(g) and SAIF had made its pro rata share of the additional capital contributions that had been called for using the proceeds of such MIDC/Newco Loans. Thereafter, SAIF and MIDC or Newco (as the case may be) shall have the right under Clause 16.5 of the Shareholders Agreement to purchase the remaining Shares of the defaulting Shareholder on a pro rata basis as set forth therein.

               (h) With respect to any call for additional capital contributions made by the Board after the date hereof and during the Carry Period, there shall be an increase in the share capital of the Company, with each Shareholder subscribing for additional Shares in cash at the subscription price determined by the Board in proportion to the number of Shares then held by them.

               (i) Notwithstanding anything to the contrary contained in this letter agreement, if the aggregate amount of calls for additional capital contributions or Shareholder Loans made by the Board after the date hereof exceed, at any time prior to December 31, 1998, the aggregate commitments of any party to make capital contributions and Shareholder Loans to the Company through to December 31, 1998 as set forth in the Five Year Business Plan attached hereto as Annex A, then such party shall have no obligation to make any capital contributions or Shareholder Loans in excess of its commitments and the making of any such capital contributions or Shareholder Loans in excess of its commitments shall be handled in accordance


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                                                                     5

with Clause 9.2 and Clause 9.3 of the Shareholders Agreement, respectively, except that in order to ensure that SAIF's interest in the Company during the Carry Period is not diluted: (x) with respect to the application of Clause
9.2 of the Shareholders Agreement, MIDC and Newco shall lend funds to SAIF in United States dollars based on the MIDC/Newco Ratio to enable SAIF to make its pro rata share of the capital contributions called for pursuant to Clause
9.2 of the Shareholders Agreement, and the provisions of Paragraph 3(g) of this letter agreement shall apply MUTATIS MUTANDIS to such loans from MIDC and Newco; and (y) with respect to the application of Clause 9.3 of the Shareholders Agreement, the maker of any convertible Shareholder Loan thereunder shall enter into arrangements, including, but not limited to the loan mechanism set out in Paragraph 3(g), reasonably satisfactory to SAIF as of the date of the making of such Shareholder Loan to ensure that SAIF's interest in the Company is not diluted by virtue of the right to convert such Shareholder Loan into Shares of the Company (even though such right of conversion may be exercised after the expiration of the Carry Period).

               (j) For the avoidance of doubt, if the aggregate amount of calls for additional capital contributions or Shareholder Loans made by the Board after the date hereof through to December 31, 1998 is less than the aggregate commitments of any party to make capital contributions and Shareholder Loans to the Company through to December 31, 1998 as set forth in the Five Year Business Plan attached hereto as Annex A, then all such unfulfilled commitments shall automatically terminate as of December 31, 1998.

          4.   SAIF SALE OF SHARES.

               (a) If, during the Carry Period and in accordance with the provisions of the Shareholders Agreement, SAIF accepts a bona fide offer from an unrelated third party for the purchase of its Shares after the Remaining Shareholders have waived their rights of first refusal under Clause 12 of the Shareholders Agreement with respect to such proposed sale of the Shares held by SAIF, then as of the date of SAIF's acceptance of such offer:

                    (i)    the Carry Period shall automatically terminate;

                    (ii) the proposed transferee of the Shares shall not be entitled to any of the rights of SAIF contained in this letter agreement, except that any Shareholder Loans made by MIDC and Newco pursuant to Paragraph 3(e) shall continue in effect and remain outstanding in accordance with their terms; and

                    (iii) any future needs of the Company for Shareholders Loans shall be handled in accordance with Clause 9.3 of the Shareholders Agreement.


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                                                                     6


PROVIDED, HOWEVER, that if SAIF fails to consummate the sale of its Shares to the unrelated third party, then this letter agreement shall continue in full force and effect as though SAIF had never accepted any such offer.

               (b) In addition to the provisions of Paragraph 4(a), on the date of the closing of the sale and purchase of the Shares held by SAIF to such unrelated third party, SAIF shall repay the principal of all outstanding MIDC/Newco Loans used for the purchase of such Shares, together with any interest accrued but unpaid thereon, and upon receipt of all amounts due and owing with respect thereto, MIDC and Newco shall deliver to SAIF the applicable promissory notes evidencing such MIDC/Newco Loans marked "canceled," together with the share certificates evidencing the Shares that were purchased with the proceeds of such MIDC/Newco Loans and which were pledged by SAIF to MIDC and Newco to secure the MIDC/Newco Loans made by them, respectively.

               (c) For the avoidance of doubt, the anti-dilution provisions in this letter agreement in favor of SAIF shall not inure to the benefit of an unrelated third party transferee of the Shares held by SAIF.

          5.   SHAREHOLDER GUARANTIES.

               Notwithstanding anything contained to the contrary in Clause 9.4 of the Shareholders Agreement and other than with respect to the third party debt of the Company existing as of the date hereof which is dealt with separately in Paragraph 6 of this letter agreement, if the Company needs to borrow money from third party lenders and it is a condition precedent to the extension of such credit that the Shareholders issue guaranties with respect thereto, SAIF shall not be required to issue any such Shareholder guaranty, but each of MIDC and Newco shall issue a Shareholder guaranty in accordance with the MIDC/Newco Ratio in respect of the amounts that are required to be so guaranteed. The provisions of Clause 9.4 of the Shareholders Agreement granting an option to purchase additional Shares at par to Shareholders that provide disproportionate Shareholder guaranties shall not apply to the Shareholder guaranties made by MIDC and Newco under this Paragraph 5.

          6.   MOTOROLA GUARANTY.

               (a) The parties hereto acknowledge that an Associate of MIDC, Motorola Inc. ("Motorola Parent"), has heretofore issued (i) two guaranties for the benefit of Citibank, N.A., the first dated December 20, 1993 and the second dated June 7, 1994 (together, the "Citibank Guaranties") and (ii) a guaranty for the benefit of Sanwa Bank, dated February 14, 1997 (the "Sanwa Guaranty", and together with the Citibank Guaranties, the "Motorola Guaranties") to guarantee the payment of the principal of, and interest on, loans made by Citibank, N.A. and Sanwa Bank, respectively (together, the "Lenders") to the Company and all other amounts payable by the Company to the Lenders with respect thereto (together, the "Obligations"). As of the date of this letter agreement, the aggregate outstanding Obligations guaranteed under the Motorola Guaranties is US$42,700,000, consisting of outstanding


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Obligations of US$15,000,000 under the first Citibank Guaranty and
US$7,700,000 under the second Citibank Guaranty and outstanding Obligations of US$20,000,000 under the Sanwa Guaranty.

               (b) The parties agree that if, on or before the first anniversary of the Closing (as defined in the Share Purchase Agreement, dated _______________________, 1997, between MIDC and Newco (the "Share Purchase Agreement")), Newco has not made any arrangements reasonably satisfactory to the Shareholders, the Lenders and Motorola Parent, with effect as of such date (i) to terminate the Motorola Guaranties, or (ii) to reduce the liability of Motorola Parent or any of its Associates under the Motorola Guaranties or any guaranty or guaranties issued in substitution thereof to only a portion of the then outstanding Obligations in an amount equal to its pro rata share thereof based on the MIDC/Newco Ratio (such arrangements, the "Guaranty Solution"), then, on the first anniversary of the Closing, subject to the Paragraph 6(c), Shares representing 4% of the total issued share capital of the Company as determined as of the date of this letter agreement (the "Subject Shares") that have been placed in escrow with an escrow agent (the "Escrow Agent") as provided in Clause 2(d) of the Share Purchase Agreement shall be transferred to MIDC.

               (c) The parties acknowledge and agree that all of the Subject Shares are to be transferred to MIDC if, on or before the first anniversary of the Closing, Newco has failed to arrange any Guaranty Solution and the amount of the aggregate outstanding Obligations as set forth in Paragraph 6(a) has not been reduced. However, if Newco has arranged any partial Guaranty Solution under which the disproportionate nature of the Motorola Guaranties has been reduced so as to more closely proximate the MIDC/Newco Ratio or the aggregate outstanding Obligations have been reduced from the amount set forth in Paragraph 6(a), then Newco shall only be obligated to transfer to MIDC, and MIDC shall only be entitled to receive from Newco through the Escrow Agent, a corresponding proportion of the Subject Shares. On the first anniversary of the Closing, Newco shall deliver to MIDC a statement setting forth in reasonable detail its calculation of the number of the Subject Shares to be transferred to MIDC pursuant to this Paragraph 6(c). Subject to the immediately following sentence, Newco and MIDC shall then issue joint instructions to the Escrow Agent to release to MIDC share certificates evidencing such number of Subject Shares (which shall have been duly endorsed for transfer to MIDC); PROVIDED, HOWEVER, that if Newco is required to apply to the Company to issue new share certificates in the requisite number of Subject Shares to be transferred to MIDC and to the relevant Pakistan authorities for approval to export out of Pakistan such new share certificates, then the Escrow Agent shall promptly deliver the share certificates to MIDC for the requisite number of Subject Shares after the appropriate share certificates have been issued by the Company in substitution for the share certificates held by the Escrow Agent and such approval has been obtained and until such events have occurred MIDC shall enjoy all beneficial ownership of such Subject Shares, including the right to receive dividends and distributions with respect thereto and the right to vote such Subject Shares. Any dispute between Newco and MIDC regarding the number of Subject Shares to be transferred to MIDC that cannot be resolved through consultation shall be handled in accordance with Clause 18.4 of the Shareholders Agreement. If Newco shall fail to instruct the Escrow Agent to release and transfer the requisite number of Subject Shares to MIDC (except, however, where such failure is


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due to a BONA FIDE dispute between MIDC and Newco regarding the requisite number of Subject Shares to be transferred), then such breach shall constitute an Event of Default and MIDC shall have the rights set forth in Clause 16.5 of the Shareholders Agreement, except that in lieu of an appraisal of the value of the Shares held by Newco, MIDC shall have the right to purchase the Shares held by Newco at 50% of the Purchase Price (as defined in the Share Purchase Agreement) per Share that was paid by Newco at the Closing.

               (d) If, on or before the date that is eighteen months after the date of the Closing, no Guaranty Solution has been made, then Newco shall be obligated to provide, at its option, a Shareholder guaranty (which shall be acceptable to the third party lenders of the loans that are being so guaranteed), a Shareholder Loan or a combination of the foregoing, in an aggregate amount equal to its pro rata share based on the MIDC/Newco Ratio of the then outstanding Obligations, and the liability of Motorola Parent under the Motorola Guaranties shall accordingly be reduced to its pro rata share based on the MIDC/Newco Ratio of the then outstanding Obligations. If at any time thereafter the Obligations are reduced, then to the extent that Newco shall have provided any Shareholder Loans under this Paragraph 6(d) and the Company has not repaid such Shareholder Loans in such amount as to preserve the pro rata nature of MIDC's and Newco's obligations to guarantee the Obligations, then MIDC shall make a Shareholder Loan to the Company so that, when taking into account the then outstanding Obligations as so reduced, MIDC and Newco shall each continue to guarantee such Obligations on a pro rata basis based on the MIDC/Newco Ratio, whether through the provision of Shareholder guaranties and/or Shareholder Loans.

               (e) If Newco shall fail to perform its obligations described in Paragraph 6(d), then MIDC shall have the right, but not the obligation, to purchase up to such number of the Shares held by Newco, which when purchased at 50% of the Purchase Price (as defined in the Share Purchase Agreement) per Share would result in a purchase price equal to the amount of Newco's pro rata share of the then outstanding Obligations with respect to which it failed to perform its obligations under Paragraph 6(d). If MIDC exercises its right to purchase any such Shares held by Newco, then Newco shall be obligated to make a Shareholder Loan to the Company with the purchase price paid to it for such Shares so as to cause the obligation of MIDC and Newco to guarantee the outstanding Obligations to be made on a pro rata basis based on the MIDC/Newco Ratio or, if MIDC has not purchased the maximum number of Shares held by Newco that it is entitled to purchase under this Paragraph 6(e), then as closely thereto as possible.

               (f) Any Shareholder Loans made pursuant to Paragraph 6(d) or (e) shall be non-convertible loans bearing interest at 15% per annum compounded annually or, if less, the maximum interest rate permitted by the State Bank of Pakistan, and shall be evidenced by a promissory note in form and substance reasonably acceptable to the Company, MIDC and Newco. Such Shareholder Loans shall be used to reduce the then outstanding Obligations in such manner as the Company thinks fit for the sole purpose of preserving the pro rata shares, based on the MIDC/Newco Ratio, of MIDC's and Newco's obligations to guarantee the Obligations.


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                                                                     9


               (g) In addition to the foregoing, if, as of the first anniversary of the Closing, no Guaranty Solution has been made, then the parties agree that the Company shall pay a fee to Motorola Parent to compensate it for continuing to maintain the Motorola Guaranties on a disproportionate basis.
Such fee shall accrue from the date of the first anniversary of the Closing until a Guaranty Solution has been made and shall be payable in United States dollars quarterly in arrears. The fee shall be the greater of (x) the average of the fees quoted by three banks or other financial institutions of international standing reasonably acceptable to MIDC and Newco for the issuance of guaranties of like tenor or (y) the difference between (i) the amount in interest payable to Newco for any Shareholder Loans it may provide pursuant to Paragraphs 6(d) and (e) and (ii) the interest that is payable by the Company on the third party loans that are the subject of the Motorola Guaranties. The fee payable to Motorola Parent under this Paragraph 6(g) shall be appropriately adjusted from time to time if a partial Guaranty Solution is made or the aggregate outstanding Obligations are reduced from the amount set forth in Paragraph 6(a). If, for whatever reason, the State Bank of Pakistan does not approve the payment of such fee to be paid to Motorola Parent or approves a fee that does not fully compensate Motorola Parent as contemplated under this Paragraph 6(g), then the parties agree to seek alternative solutions with which to equitably compensate Motorola Parent for continuing to maintain the Motorola Guaranties on a disproportionate basis.

          7.   DEFAULT OF A NEWCO INVESTOR.

               (a) The parties acknowledge that, under Clause 16.3(d) of the Shareholders Agreement, the failure by a Shareholder to provide capital contributions or Shareholder loans which it has agreed to provide pursuant to Clause 9.1 of the Shareholders Agreement on the due date or within the cure period stipulated in Clause 16.3(d) of the Shareholders Agreement constitutes an Event of Default which will give the non-defaulting Shareholders the right to purchase the Shares held by the defaulting Shareholder at a purchase price of 50% of their fair market value.

               (b) The parties acknowledge that Newco has been newly-formed by a group of investors (the "Newco Investors") and that, whenever Newco is obligated to make capital contributions or Shareholder loans to the Company pursuant to Clause 9.1 of the Shareholders Agreement, the Newco Investors shall fund the requisite amounts to Newco in proportion to their shareholding percentages in Newco so as to enable Newco to fulfil such obligations. If any Newco Investor (the "Defaulting Newco Investor") shall so fail to provide its pro rata share of any such funding that is required for Newco to make capital contributions or Shareholder loans to the Company pursuant to Clause 9.1 of the Shareholders Agreement, but the other Newco Investors (the "Non-defaulting Newco Investors") shall have done so and where none of the Non-defaulting Newco Investors have elected to make up the funding that the Defaulting Newco Investor has failed to provide as provided in the shareholders agreement among the shareholders of Newco, then Newco shall, on the due date of the making of the capital contributions or the Shareholder loans to the Company or within the cure period stipulated in Clause 16.3(d) of the Shareholders Agreement, make such part of its required capital contributions or Shareholder loans with the funds that have been provided by the Non-defaulting Newco Investors, and in so doing and notwithstanding Paragraph 7(a) of this letter


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                                                                     10


agreement, no Event of Default shall be deemed to have occurred with respect to Newco. Instead, the parties agree that Newco shall have the right to purchase the shares held by the Defaulting Newco Investor in Newco or to otherwise cause the Defaulting Newco Investor to divest its shares in Newco in consideration for the transfer by Newco to the Defaulting Newco Investor of such number of Shares that is attributable and corresponds to the shareholding percentage in Newco of the Defaulting Newco Investor, with the result that the Defaulting Newco Investor shall become a direct Shareholder of the Company. In connection therewith, Newco shall cause the Defaulting Newco Investor to execute and deliver a deed of adherence substantially in the form of Exhibit C to the Shareholders Agreement. The parties hereby agree that Clause 12 of the Shareholders Agreement shall not apply to any such transfer of Shares by Newco. Immediately following the transfer of Shares to the Defaulting Newco Investor, the Defaulting Newco Investor shall be deemed to have been in default under Clause 16.3(d) of the Shareholders Agreement by virtue of having failed to fund its share of the capital contributions or Shareholder loans that should have been made by it originally to Newco, and MIDC, SAIF and Newco (as so constituted with only the Non-defaulting Newco Investors as its shareholders) shall all have the right to purchase the Shares held by the Defaulting Newco Investor in accordance with Clause 16.5 of the Shareholders Agreement.

          8. OPTION SHARES. Notwithstanding anything to the contrary contained in the Shareholders Agreement or in this letter agreement, until the First Option or the Second Option (each as defined in the Share Purchase Agreement), as applicable, is exercised or otherwise lapses, Motorola shall not be obligated to make any capital contributions or Shareholder loans to the Company in respect of the First Option Shares or the Second Option Shares (each as defined in the Share Purchase Agreement); it being understood that (i) if the First Option or the Second Option is exercised, then, concurrently with the closing thereof, Newco shall make the capital contributions and Shareholder loans to the Company that should have been made in respect of the First Option Shares or the Second Option Shares during the period from and after the Closing of the Sale Shares (each as defined in the Share Purchase Agreement) until the closing of the First Option or Second Option, as applicable, (ii) if the First Option is not exercised or lapses, then, upon the expiration of the First Option Period (as defined in the Share Purchase Agreement), Motorola shall make the capital contributions and Shareholder loans to the Company that should have been made in respect of the 7.69% shareholding in the Company that it has retained and which has not been reserved for the exercise of the Second Option during the period from and after the Closing of the Sale Shares until the expiration of the First Option Period, and (iii) if neither the First Option nor the Second Option is exercised, then, in addition to clause (ii) hereof, upon the expiration of the Second Option Period (as defined in the Share Purchase Agreement), Motorola shall make the capital contributions and Shareholder loans that should have been made in respect of the Second Option Shares during the period from and after the Closing of the Sale Shares until the expiration of the Second Option Period.

          9. SHAREHOLDERS AGREEMENT. This letter agreement shall be read together with the Shareholders Agreement.

          10. GOVERNING LAW. This letter agreement shall be governed by and construed in accordance with the laws of Pakistan.

          11. COUNTERPARTS. This letter agreement may be executed in counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

          If the foregoing accurately reflects our agreements relating to the subject matter thereof, please indicate by signing in the spaces indicated below.

                              Yours sincerely,

                              MOTOROLA INTERNATIONAL
                                  DEVELOPMENT CORPORATION

                              By______________________
                                 Name:
                                 Title:
AGREED TO AND ACCEPTED
AS OF THE DATE SET FORTH
ABOVE BY:

INTERNATIONAL WIRELESS
  COMMUNICATIONS PAKISTAN
  LIMITED

By_______________________
   Name:
   Title:

SAIF TELECOM (PVT.) LIMITED

By_______________________
   Name:
   Title:

AGREED TO AND ACCEPTED AS OF
THE DATE SET FORTH ABOVE WITH
RESPECT TO PARAGRAPH 6 ONLY BY:

MOTOROLA INC.

By_______________________
   Name:
   Title: